KRAMER LEVIN NAFTALIS & FRANKEL LLP

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                                                     April 30, 2003



Gintel Fund
6 Greenwich Office Park
Greenwich, CT 06831

                           Re:      Gintel Fund
                                    Post-Effective Amendment No. 26
                                    File No. 2-70207, ICA No. 811-03115

Gentlemen:

     We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 26 to Registration Statement on Form N-1A. In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on February 28, 1997 as an Exhibit to Registrant's report on Form 24F-2.

                                        Very truly yours,


                                        /s/ Kramer Levin Naftalis & Frankel LLP